Exhibit 99.1 Press Release dated October 25, 2011

Citizens First Corporation Announces Third Quarter 2011 Results

-- Continued Profitable Performance –
-- Branch Acquisition Announced --
--Nonperforming Assets Remain Below Peer Levels –

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, October 25, 2011 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the third quarter ending September 30, 2011, which include the following:

•
Continued growth in profitability – Net income was $770,000, or $0.26 per diluted common share, for the third quarter ended September 30, 2011. Compared to the quarter ended September 30 a year ago, net income increased $112,000 or $.06 per share, an increase of 17.0%.  For the nine months ended September 30, 2011, net income grew to $2.2 million, or $0.72 per diluted common share.  This represents an increase of $408,000, or $0.20 per share, from the net income of $1.8 million in the previous year.

•
Branch acquisition completed – On September 30, 2011, the Company completed its acquisition of a banking center located in Bowling Green, Kentucky from Republic Bank & Trust Company (Republic), a subsidiary of Republic Bancorp, Inc. (NASDAQ:  RBCAA).  The Company acquired approximately $32 million in deposits and $13 million in loans, as well as the real estate and other fixed assets.  The Company paid a deposit premium of 6.51%, or approximately $2.1 million.  Chartwell Capital served as financial advisor to the Company.

·
Nonperforming assets remain below peer levels - The Company’s nonperforming assets were $3.1 million at September 30, 2011 compared to $4.1 million at June 30, 2011 and $2.6 million at December 31, 2010.  Included in nonperforming assets is other real estate, which represents properties acquired through foreclosure, totaling $812,000, and nonperforming loans of $2.3 million at September 30, 2011.  The Company’s nonperforming assets remain at relatively low levels compared to its peers and the banking industry as a whole.  Todd Kanipe, President & CEO of Citizens First commented, “Our management team believes that prolonged weak economic conditions could place additional pressure on credit quality.  We continue to monitor the loan portfolio for borrowers who might be at risk of suffering adverse financial conditions impacting their ability to repay their loan.”

Third Quarter 2011 Compared to Second Quarter 2011

For the quarter ended September 30, 2011, the Company reported net income of $770,000, or $.26 per diluted common share, which represents an increase of $42,000, or $.02 per share, for the linked quarter ended June 30, 2011.

Net interest income for the quarter ended September 30, 2011 increased $72,000, or 2.2%, compared to the previous quarter due to a decrease in interest expense on certificates of deposit.  The Company’s net interest margin was 4.11% for the quarter ended September 30, 2011 compared to 4.01% for the quarter ended June 30, 2011, an increase of 10 basis points.  The Company’s net interest margin improved as the cost of funds fell during the third quarter.  The yield on average earning assets increased from the linked quarter, totaling 5.34% in the third quarter of 2011 compared to 5.32% in the second quarter of 2011.  The cost of average interest bearing liabilities also declined to 1.42% in the third quarter of 2011 compared to 1.54% for the second quarter of 2011.

A $300,000 provision for loan losses was recorded for both the third and second quarters of 2011.  Net charge-offs were $583,000 for the third quarter of 2011 compared to $89,000 in the second quarter of 2011.  The majority of the increase in charge-offs is related to one large borrower which was placed on non-accrual during the second quarter of 2011.  Generally, the consistent provision expense was the result of continued strength in the credit quality metrics.  “A substantial majority of our charge-offs in the third quarter were fully provided for in prior quarters with a specific allocation in the allowance for loan losses,” said Kanipe.

Non-interest income for the three months ended September 30, 2011 decreased $8,000, or 1.1%, compared to the previous quarter, primarily due to a reduction in gains on the sale of investment securities of $48,000, partially offset by an increase in gains on the sale of mortgage loans of $35,000.

Non-interest expense for the three months ended September 30, 2011 was unchanged for the quarter at $2.7 million.  FDIC insurance declined $77,000 due to a change in the assessment calculation while professional fees increased $55,000 due to the branch acquisition.

Third Quarter 2011 Compared to Third Quarter 2010

Net interest income for the quarter ended September 30, 2011 increased $138,000, or 4.4%, compared to the previous year.  The increase in net interest income was impacted by a reduction in interest expense of $249,000 partially offset by a decrease in interest income of $111,000. The Company’s net interest margin was 4.11% for the quarter ended September 30, 2011 compared to 4.06% for the quarter ended September 30, 2010, an increase of 5 basis points.

A $300,000 provision for loan losses was recorded for the third quarter of 2011, compared to a $375,000 provision in the third quarter of 2010, a decrease of $75,000 or 20.0%.  Net charge-offs were $583,000 for the third quarter of 2011 compared to $7,000 in recoveries in the third quarter of 2010.

Non-interest income for the three months ended September 30, 2011 decreased $29,000, or 3.7%, compared to the three months ended September 30, 2010, primarily due to a decline in service charges on deposit accounts of $64,000.

Non-interest expense for the three months ended September 30, 2011 increased $16,000, or 0.6%, compared to the three months ended September 30, 2010, primarily due to an increase in salaries and benefit expenses totaling $85,000.

Balance Sheet

Total assets at September 30, 2011 were $390.8 million, up $41.1 million, or 11.8%, from $349.7 million at December 31, 2010.  Loans increased $12.1 million, or 4.5%, from $268.3 million at December 31, 2010 to $280.4 million at September 30, 2011.  Total loans averaged $269.0 million for the third quarter of 2011, compared to $269.8 million for the second quarter of 2011, a decrease of $0.8 million, or 0.3%.  Deposits at September 30, 2011 were $329.6 million, an increase of $40.9 million, or 14.2%, compared to $288.7 million at December 31, 2010.  Growth in the balance sheet since December 31, 2010 is primarily due to the branch acquisition in the third quarter.  Total deposits averaged $297.6 million for the third quarter of 2011, compared to $302.9 million for the second quarter of 2011, a decrease of $5.3 million, or 1.7%.

Non-performing assets totaled $3.1 million at September 30, 2011 compared to $2.6 million at December 31, 2010, an increase of $457,000 or 17.4%.  Non-performing loans increased $1.0 million to $2.3 million, while other real estate owned decreased $556,000 during the third quarter to $812,000.  Non-performing assets to total assets ratio was 0.79% and 0.75% at September 30, 2011 and December 31, 2010, respectively.  The allowance for loan losses at September 30, 2011 was $4.9 million, or 1.76% of total loans, compared to $5.0 million, or 1.86% of total loans as of December 31, 2010.

At September 30, 2011, total shareholders’ equity was $38.8 million and total tangible shareholders’ equity was $33.3 million.  In February, 2011 the Company repurchased 25% of the Series A preferred stock it issued under the U.S. Treasury’s Capital Purchase Program, which reduced shareholder’s equity by $2.2 million.  On September 30, 2011, $1.5 million in additional goodwill and $602,000 additional core deposit intangible was recorded due to the acquisition of a branch in Bowling Green.  As a result, the Company’s tangible equity ratio was 8.63% as of September 30, 2011 compared to 10.02% as of December 31, 2010.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has nine branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, or retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Income:
	Three Months Ended

	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010
Interest income	$4,313	$4,318	$4,319	$4,372	$4,424
Interest expense	1,011	1,088	1,100	1,149	1,260
Net interest income	3,302	3,230	3,219	3,223	3,164
Provision for loan losses	300	300	225	350	375
Net interest income after provision for loan losses	3,002	2,930	2,994	2,873	2,789
Non-interest income	752	760	662	759	781
Non-interest expense	2,721	2,721	2,704	2,658	2,705
Income before income taxes	1,033	969	952	974	865
Provision for income taxes	263	241	236	241	207
Net income	770	728	716	733	658
Preferred dividends and discount accretion	225	223	285	257	257
Net income available for common shareholders	$545	$505	$431	$476	$401
Basic earnings per common share	$0.27	$0.26	$0.22	$0.25	$0.21
Diluted earnings per common share	$0.26	$0.25	$0.21	$0.23	$0.20

	Three Months Ended

	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010
Average assets	$358,477	$363,007	$357,002	$349,671	$350,302
Return on average assets	0.85%	0.80%	0.81%	0.83%	0.75%
Return on average equity	7.97%	7.80%	7.71%	7.49%	6.84%
Efficiency ratio	65.61%	66.62%	68.06%	65.19%	66.97%
Non-interest income to average assets	0.83%	0.84%	0.75%	0.86%	0.88%
Non-interest expenses to average assets	(3.01)%	(3.01)%	(3.07)%	(3.02)%	(3.06)%
Yield on average earning assets (tax equivalent)	5.34%	5.32%	5.47%	5.56%	5.64%
Cost of average interest bearing liabilities	1.42%	1.54%	1.59%	1.68%	1.83%
Net interest margin (tax equivalent)	4.11%	4.01%	4.11%	4.13%	4.06%
Number of full time equivalent employees	90	88	90	89	86

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Income:
Nine Months Ended
	September 30	September 30
	2011	2010
Interest income	$12,950	$13,212
Interest expense	3,199	3,924
Net interest income	9,751	9,288
Provision for loan losses	825	1,225
Net interest income after provision for loan losses	8,926	8,063
Non-interest income	2,174	2,115
Non-interest expense	8,146	7,874
Income before income taxes	2,954	2,304
Provision for income taxes	740	498
Net income	2,214	1,806
Preferred dividends and discount accretion	733	767
Net income available for common shareholders	$1,481	$1,039
Basic earnings per common share	$0.75	$0.53
Diluted earnings per common share	$0.72	$0.52

	September 30	September 30
	2011	2010

Average assets	$359,501	$347,850
Return on average assets	0.82%	0.69%
Return on average equity	7.83%	6.38%
Efficiency ratio	66.75%	67.37%
Non-interest income to average assets	0.81%	0.81%
Non-interest expenses to average assets	(3.03)%	(3.03)%
Yield on average earning assets (tax equivalent)	5.37%	5.72%
Cost of average interest bearing liabilities	1.52%	1.93%
Net interest margin (tax equivalent)	4.07%	4.06%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	September 30,	December 31,	September 30,
	2011	2010	2010
Cash and cash equivalents	$36,140	$14,811	$11,693
Available for sale securities	44,848	39,531	40,513
Loans held for sale	0	151	844
Loans	280,385	268,303	264,283
Allowance for loan losses	(4,932)	(5,001)	(4,839)
Premises and equipment, net	11,944	10,352	10,455
Bank owned life insurance (BOLI)	7,255	7,051	6,981
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	2,088	1,940	2,154
Deferred income taxes	3,304	3,677	3,825
Intangible assets	5,537	3,604	3,670
Other real estate owned	812	1,368	1,284
Other assets	1,366	1,919	1,555
Total Assets	$390,772	$349,731	$344,443

Deposits:
Noninterest bearing	$ 36,886	$ 36,250	$ 36,390
Savings, NOW and money market	108,529	72,612	68,296
Time	184,146	179,878	184,630
Total deposits	$329,561	$288,740	$289,316
Securities sold under repurchase agreements	0	712	786
FHLB advances	15,000	15,000	8,500
Subordinated debentures	5,000	5,000	5,000
Other liabilities	2,424	1,970	2,221
Total Liabilities	351,985	311,422	305,823
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	6,459	8,586	8,571
Common stock	27,072	27,072	27,072
Retained (deficit)	(2,876)	(4,357)	(4,833)
Accumulated other comprehensive income (loss)	473	(651)	151
Total Stockholders’ Equity	38,787	38,309	38,620
Total Liabilities and Stockholders’ Equity	$390,772	$349,731	$344,443

	September 30 2011	December 31 2010	Sept 30 2010
Asset Quality Ratios:
Non-performing loans to total loans	0.81%	0.47%	0.45%
Non-performing assets to total assets	0.79%	0.75%	0.72%
Allowance for loan losses to total loans	1.76%	1.86%	1.83%
Net charge-offs to average total loans, annualized	0.44%	0.21%	0.19%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	September 30, 2011	December 31, 2010	September 30, 2010
Capital Ratios:
Tier 1 leverage	10.47%	10.98%	10.81%
Tier 1 risk-based capital	12.23%	13.31%	13.30%
Total risk based capital	13.49%	14.57%	14.56%
Tangible equity to tangible assets ratio (1)	8.63%	10.02%	10.26%
Book value per common share	$12.53	$11.21	$11.37
Tangible book value per common share (1)	$9.72	$9.37	$9.51
Shares outstanding (in thousands)	1,969	1,969	1,969
_____________
(1)
The tangible equity to tangible assets ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	September 30, 2011	December 31, 2010	September 30, 2010

Total shareholders’ equity (a)	$38,787	$38,309	$38,620
Less:
Preferred stock	(14,118)	(16,245)	(16,230)
Common equity (b)	24,669	22,064	22,390
Goodwill	(4,102)	(2,575)	(2,575)
Intangible assets	(1,435)	(1,029)	(1,095)
Tangible common equity (c)	19,132	18,460	18,720
Add:
Preferred stock	14,118	16,245	16,230
Tangible equity (d)	$33,250	$34,705	$34,940

Total assets (e)	$390,772	$349,890	$344,443
Less:
Goodwill	(4,102)	(2,575)	(2,575)
Intangible assets	(1,435)	(1,029)	(1,095)
Tangible assets (f)	$385,235	$346,286	$340,773
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$12.53	$11.21	$11.37
Tangible book value per common share (c/g)	$9.72	$9.37	$9.51

Total shareholders’ equity to total assets ratio (a/e)	9.93%	10.95%	11.21%
Tangible equity ratio (d/f)	8.63%	10.02%	10.26%

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